Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-25424 on Form S-8 of Carolina First Corporation of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of The South Financial Group, Inc. 401(k) Plan for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

Oak Brook, Illinois

June 28, 2007